Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA • ASIA PACIFIC • EUROPE

September 12, 2022

Aon Corporation

200 East Randolph Street

Chicago, IL 60601

Aon Global Holdings plc

The Aon Centre

The Leadenhall Building

122 Leadenhall Street

London, UK EC3V 4AN

Aon plc

James Joyce Street

Dublin 1

D01 K0Y8

Ireland

Aon Global Limited

8 Devonshire Square

London, UK X0 EC2M 4PL

Re:

U.S. $500,000,000 5.000% Senior Notes due 2032 issued by Aon Corporation and Aon Global Holdings plc under the Registration Statement on Form S-3 (Registration Nos. 333-238189, 333-238189-01, 333-238189-02 and 333-238189-03) with full and unconditional guarantees as to payment of principal and interest by, among others, Aon plc and Aon Global Limited (each, a “Guarantor” and, together, the “Guarantors”)

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3ASR, File Nos. 333-238189, 333-238189-01, 333-238189-02 and 333-238189-03 (the “Registration Statement”), filed by ) for the registration of debt securities of Aon Corporation, a Delaware corporation (the “Company”), Aon Global Holdings plc, a public limited company organized under the laws of England and Wales (the “Co-Issuer” and, together with the Company, the “Issuers”) and Aon plc, a public limited company organized under the laws of Ireland (“Aon plc”), guarantees of the

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Aon Corporation, Aon Global Holdings plc, Aon plc and Aon Global Limited

September 12, 2022

Issuers and the Guarantors and certain other securities of Aon plc under the Securities Act of 1933, as amended (the “1933 Act”), which Registration Statement became effective upon filing pursuant to Rule 462(e) under the Securities Act. Pursuant to the Registration Statement, the Issuers are issuing $500,000,000 aggregate principal amount of 5.000% Senior Notes due 2032 (the “Notes”). The Guarantors are providing a guarantee of the Notes (the “Guarantee” and, together with the Notes, the “Securities”) pursuant to a guarantee endorsed (the “Guarantee Endorsement”) on the certificates evidencing the Notes and the Indenture (as defined below). The Securities are being issued under an Amended and Restated Indenture dated as of April 1, 2020 (the “Original Indenture”) among the Company, as issuer, the Co-Issuer and the Guarantors, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) (amending and restating an Indenture dated as of December 3, 2018, among the Company, as issuer, AGL, as guarantor, and the Trustee) as amended and supplemented by a Supplemental Indenture thereto dated as of September 12, 2022 (the “Supplemental Indenture”) among the Issuers, the Guarantors and the Trustee (the Original Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”). The Securities are to be sold by the Company pursuant to an underwriting agreement dated September 7, 2022 (the “Underwriting Agreement”) among the Issuers, the Guarantors and the underwriters named in Exhibit A thereto.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions expressed below, we have examined the Registration Statement, the Indenture, the Underwriting Agreement, the Notes in global form and the resolutions adopted by the board of directors of the Guarantors relating to the offering, the Indenture, the Underwriting Agreement and the issuance of the Guarantee by the Guarantors. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of each of the Issuers and the Guarantors and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of each of the Issuers and the Guarantors.

Aon Corporation, Aon Global Holdings plc, Aon plc and Aon Global Limited

September 12, 2022

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. The Notes will constitute valid and binding obligations of the Issuers when the Notes have been duly executed by duly authorized officers of the Issuers and duly authenticated by the Trustee, all in accordance with the provisions of the Indenture, and delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the Underwriting Agreement.

2. The Guarantee has been duly authorized by the Guarantors. The Guarantee will constitute a valid and binding obligation of the Guarantors when the Notes have been duly executed by duly authorized officers of the Company and duly authenticated by the Trustee, all in accordance with the provisions of the Indenture, and delivered to the purchasers thereof against payment of the agreed consideration therefor in accordance with the Underwriting Agreement, and the Guarantee Endorsement has been duly executed by an authorized officer of the Guarantors.

The foregoing opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. The foregoing opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any debt securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument and (ii) such Instrument has been duly authorized, executed and delivered by, and was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided that we make no such assumption insofar as any of the foregoing matters relates to (a) the Issuers and is expressly covered by our opinions set forth in paragraph 1. above or (b) the Guarantors.

Aon Corporation, Aon Global Holdings plc, Aon plc and Aon Global Limited

September 12, 2022

This opinion letter is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws or the laws of England and Wales.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K dated September 7, 2022 and the incorporation by reference of this opinion letter as an exhibit to the above-referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

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